Exhibit 10.29

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “Agreement”) is made as of this 16 day of June, 2021, between ARE-SD REGION NO. 37, LLC, a Delaware limited liability company (“Licensor”), and ARTIVA BIOTHERAPEUTICS, INC., a Delaware corporation (“Licensee”).

RECITALS:

A. Licensor is the owner of that certain real property (the “Project”) at which that certain building commonly known as 4025 Sorrento Valley Road, San Diego, California (“Building”) is located.

B. As of the date of this Agreement, Licensee and ARE-SD Region No. 66, LLC, a Delaware limited liability company (“Morehouse Landlord”), an affiliate of Licensor, are in the process of negotiating a lease agreement pursuant to which Licensee would lease space consisting of approximately 51,621 rentable square feet of space in that certain building commonly known as “5505 Morehouse Drive,” pursuant to terms and conditions otherwise acceptable to Licensee and Morehouse Landlord, each in their sole and absolute discretion (the “Morehouse Lease”).

C. Licensee desires to have a temporary license to use the Building containing approximately 11,960 rentable square feet of space, as more particularly shown on Exhibit A attached hereto (the “Licensed Premises”).

D. Licensee and Licensor wish to confirm the terms and conditions upon which Licensee may use the Licensed Premises.

NOW, THEREFORE, in consideration of the mutual covenants herein expressed and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensee and Licensor agree as follows:

1. Grant of License. Licensor hereby grants to Licensee a license to enter into and use the Licensed Premises for the use described below commencing on the date that is 1 business day after the mutual execution and delivery of this Agreement by the parties (the “License Commencement Date”). Licensor shall deliver the Licensed Premises to Licensee on the License Commencement Date. The term (the “Term”) of the license granted pursuant to this Section 1 shall expire on the earlier of (a) the date that is 15 days after the Commencement Date (as defined in the Morehouse Lease) of the Morehouse Lease, or (b) the termination of this Agreement for Cause (as defined in Section 7); provided, however, that if the Morehouse Lease terminates such that the Commencement Date (as defined in the Morehouse Lease) of the Morehouse Lease never occurs, then this Agreement shall terminate on April 30, 2022.

Licensee hereby accepts the Licensed Premises in its “as-is” condition as of the License Commencement Date and Licensor is hereby expressly relieved and released from any duty or obligation to make any improvements or alterations to the Licensed Premises prior to or after the License Commencement Date. Nothing in this paragraph shall limit Licensor’s maintenance obligations under Section 12 below. Licensee hereby further acknowledges that Licensor has made no representation as to the condition of the Licensed Premises or the suitability of the Licensed Premises or the Project for Licensee’s intended use.

2. Waiver of Liability and Indemnification. Licensee warrants that it will use reasonable care to prevent damage to property and injury to persons while on the Project under this Agreement. Licensee hereby indemnifies and agrees to defend, save and hold Licensor, its officers, directors, employees, managers, agents, sub-agents, constituent entities and lease signators (collectively, “Licensor Indemnified Parties”) harmless from and against any and all claims for injury or death to persons or damage to property occurring within or about the Licensed Premises, arising directly or indirectly out of use or occupancy of the Licensed Premises by Licensee or any of Licensee’s Related

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Parties, or a breach or default by Licensee in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or gross negligence of Licensor Indemnified Parties. Licensor Indemnified Parties shall not be liable to Licensee for, and Licensee assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Licensed Premises). Licensee further waives any and all claims for injury to Licensee’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Licensor Indemnified Parties shall not be liable for any damages arising from any act, omission or neglect of any tenant or other licensee at the Project or of any other third party. The provisions of this Section 2 shall survive the expiration or earlier termination of this Agreement.

3. Insurance of Licensee. Licensee, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Licensed Premises by Licensee at Licensee’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with employers liability limits of $1,000,000 bodily injury by accident – each accident, $1,000,000 bodily injury by disease – policy limit, and $1,000,000 bodily injury by disease – each employee; and commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Licensed Premises. The commercial general liability insurance maintained by Licensee shall name Alexandria Real Estate Equities, Inc., and Licensor, its officers, directors, employees, managers, agents, sub-agents, constituent entities and lease signators (collectively, “Licensor Insured Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 30 days prior written notice shall have been given to Licensor from the insurer; not contain a hostile fire exclusion; contain a contractual liability endorsement; and provide primary coverage to Licensor Insured Parties (any policy issued to Licensor Insured Parties providing duplicate or similar coverage shall be deemed excess over Licensee’s policies, regardless of limits). Copies of such policies (if requested by Licensor), or certificates of insurance showing the limits of coverage required hereunder and showing Licensor as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Licensor by Licensee (i) concurrent with Licensee’s delivery to Licensor of a copy of this Agreement executed by Licensee, and (ii) prior to each renewal of said insurance. Licensee’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Licensee shall, at least 5 days prior to the expiration of such policies, furnish Licensor with renewal certificates.

Licensor shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project. Licensor shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Licensor may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Licensee or which are in addition to the standard improvements customarily furnished by Licensor without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Licensor based upon the insurer’s cost calculations). Licensee shall also reimburse Licensor for any increased premiums or additional insurance which Licensor reasonably deems necessary as a result of Licensee’s use of the Licensed Premises.

The property insurance obtained by Licensee and any property insurance maintained by Licensor shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Licensor or Licensee, and their respective officers, directors, employees, managers,

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agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under such property insurance, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Licensor and its respective Related Parties shall not be liable for, and Licensee hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Licensee or any person claiming through Licensee resulting from any accident or occurrence in or upon the Licensed Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Licensor or Licensee shall be deemed not released but shall be secondary to the other’s insurer.

4. Use. Licensee’s use of the Licensed Premises is strictly limited to use as a research and development laboratory, related office and other related uses consistent with the character of the Project. Licensee shall not make any alterations, additions, or improvements to the Licensed Premises. The Licensed Premises shall be used in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Project (“Legal Requirements”). After reasonable notice to Licensee which may be verbal or via email (except in the event of an emergency in which case no notice shall be required), Licensor hereby reserves the right to enter the Licensed Premises at all reasonable times for any purpose Licensor deems to be necessary or appropriate in connection with the maintenance, repair, operation, sale or leasing of the Project.

During the Term, Licensee shall have the right to use the furniture, fixtures and equipment belonging to Licensor located within the Licensed Premises on the Commencement Date (“Licensor’s Furniture”) at no additional cost. Licensee shall have no right to remove any of Licensor’s Furniture from the Licensed Premises without Licensor’s prior written consent and Licensor’s Furniture shall be returned to Licensor at the expiration or earlier termination of the Term in substantially the same condition as received by Licensee, except for ordinary wear and tear and casualty.

At the expiration or earlier termination of the Term, Licensee shall remove all of Licensee’s personal property from the Licensed Premises, and Licensee shall restore and repair any damage caused by or occasioned as a result of such removal.

5. Hazardous Materials. Licensee shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Licensed Premises or the Project in violation of applicable Legal Requirements. If Licensee breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Licensed Premises during the Term or any holding over results in contamination of the Licensed Premises, the Project or any adjacent property or if contamination of the Licensed Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Licensed Premises occurs during the Term or any holding over by Licensee or by anyone other than Licensor and Licensor’s employees, agents and contractors, Licensee hereby indemnifies and shall defend and hold Licensor, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Licensed Premises or the Project, or the loss of, or restriction on, use of the Licensed Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses which arise during or after the Term as a result of such contamination. This indemnification of Licensor by Licensee includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required

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by any federal, state or local governmental authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Licensed Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Licensed Premises, the Project or any adjacent property caused or permitted by Licensee or any Licensee Related Party results in any contamination of the Licensed Premises, the Project or any adjacent property, Licensee shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Licensed Premises, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Licensor’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Licensed Premises or the Project. The term “Environmental Requirements” shall mean all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority regulating or relating to health, safety, or environmental conditions on, under, or about the Licensed Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term “Hazardous Materials” shall mean any flammable material, explosives, radioactive materials, petroleum products, hazardous or toxic substances, or any waste or related materials, including without limitation anything included in the definition of “hazardous substances”, “hazardous materials”, “hazardous wastes”, or “toxic substances” under any applicable federal, state or local law or regulation. If Licensee or any Licensee Related Party in any way causes or knowingly permits contamination of the Licensed Premises or the Project with Hazardous Materials, Licensee shall notify Licensor, and Licensor may terminate the license immediately. Licensee hereby indemnifies Licensor, and agrees to defend and hold Licensor harmless, from and against all claims of any type arising from or in connection with contamination of the Licensed Premises or the Project by Hazardous Materials caused by Licensee or any Licensee Related Party or by Licensee’s use of this license. Notwithstanding anything to the contrary contained in this Section 5 or Section 6, Licensee shall not be responsible for, and the indemnification and hold harmless obligation set forth in this paragraph shall not apply to (i) contamination in the Licensed Premises which Licensee can prove to Licensor’s reasonable satisfaction existed in the Licensed Premises immediately prior to Licensee’s occupancy of the Licensed Premises, or (ii) the presence of any Hazardous Materials in the Licensed Premises which Licensee can prove to Licensor’s reasonable satisfaction migrated from outside of the Licensed Premises into the Licensed Premises or Project, unless in either case, the presence of such Hazardous Materials (x) is the result of a breach by Licensee of any of its obligations under this Agreement, or (y) was caused, contributed to or exacerbated by Licensee or any Licensee Related Party.

As a material inducement to Licensor to allow Licensee to use Hazardous Materials in connection with its business in the Licensed Premises, Licensee agrees to deliver to Licensor prior to the License Commencement Date a list identifying each type of Hazardous Materials (other than products customarily used by tenants in de minimus quantities for ordinary cleaning and office purposes) to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Licensed Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Licensed Premises (“Hazardous Materials List”). Licensee shall deliver to Licensor an updated list before any new Hazardous Material is brought onto, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Licensed Premises. Licensee shall deliver to Licensor true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the License Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a governmental authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements. Licensee is not required, however, to provide Licensor with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. Notwithstanding anything to the contrary contained herein, Licensor acknowledges that, prior to the date of this Agreement, Licensee delivered to Licensor the Hazardous Materials List required above.

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Licensee shall have the exclusive use of 100% of the control areas in the Building. For the avoidance of doubt, Licensee shall not have rights with respect to any other control areas at the Project.

The provisions of this Section 5 shall survive the expiration or earlier termination of this Agreement.

6. Surrender. Upon the expiration of the Term or earlier termination of Licensee’s right of possession, Licensee shall surrender the Licensed Premises to Licensor in the same condition as received, ordinary wear and tear and casualty loss and condemnation excepted, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Licensed Premises by any person other than Licensor, its officers, directors, employees, managers, agents, invitees and contractors (collectively, “Licensee HazMat Operations”) and released of all Hazardous Materials clearances. No later than the date that is 30 days prior to the surrender of the Licensed Premises, Licensee shall deliver to Licensor a narrative description of the actions proposed (or required by any governmental authority) to be taken by Licensee in order to surrender the Licensed Premises at the expiration or earlier termination of the Term, free from any residual impact from the Licensee HazMat Operations and otherwise released for unrestricted use and occupancy (the “Decommissioning and HazMat Closure Plan”). Such Decommissioning and HazMat Closure Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of Licensee with respect to the Licensed Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Licensed Premises, and shall be subject to the review and approval of Licensor’s environmental consultant. In connection with the review and approval of the Decommissioning and HazMat Closure Plan, upon the request of Licensor, Licensee shall deliver to Licensor or its consultant such additional non-proprietary information concerning Licensee HazMat Operations as Licensor shall request. On or before such surrender, Licensee shall deliver to Licensor evidence that the approved Decommissioning and HazMat Closure Plan shall have been satisfactorily completed and Licensor shall have the right, at its sole expense, to cause Licensor’s environmental consultant to inspect the Licensed Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Licensed Premises are, as of the effective date of such surrender or early termination of this Agreement, free from any residual impact from Licensee HazMat Operations. Licensor shall have the unrestricted right to deliver such Decommissioning and HazMat Closure Plan and any report by Licensor’s environmental consultant with respect to the surrender of the Licensed Premises to third parties.

If Licensee shall fail to prepare or submit a Decommissioning and HazMat Closure Plan approved by Licensor, or if Licensee shall fail to complete the approved Decommissioning and HazMat Closure Plan, or if such Decommissioning and HazMat Closure Plan, whether or not approved by Licensor, shall fail to adequately address any residual effect of Licensee HazMat Operations in, on or about the Licensed Premises, Licensor shall have the right to take such actions as Licensor may deem reasonable or appropriate to assure that the Licensed Premises and the Project are surrendered free from any residual impact from Licensee HazMat Operations, the cost of which actions shall be reimbursed by Licensee without regard to the limitation set forth in the first paragraph of this Section 6.

Licensee shall be responsible for reimbursing Licensor for all reasonable costs expended by Licensor in repairing damage to the Licensed Premises or the Project caused by Licensee or any of its Related Parties.

The provisions of this Section 6 shall survive the expiration or earlier termination of this Agreement.

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7. Termination. “Cause” for termination of this Agreement shall exist if Licensee fails to comply with any of the terms or provisions of this Agreement (other than the provisions requiring the payment of fees or other sums), and fails to cure such default within 10 business days after the date of receipt of written notice of default from Licensor.

8. License Fees. Pursuant to the terms of this Section 8, Licensee shall pay a license fee (“License Fee”) to Licensor in the amount of $3.00 per rentable square foot of the Licensed Premises per month. Notwithstanding the foregoing, subject to the terms of the immediately following paragraph, for the period commencing on the License Commencement Date through the expiration or earlier termination of the Term, Licensee shall not be required to pay the License Fee under this Agreement (the “Abatement”).

Licensee acknowledges and agrees that if either (i) Licensee defaults (beyond all applicable notice and cure periods) under this Agreement, or (ii) except as set forth in the last sentence of this paragraph, the Morehouse Lease terminates such that the Commencement Date (as defined in the Morehouse Lease) of the Morehouse Lease never occurs (either of the foregoing, a “Payment Trigger Date”), then (a) within 10 days after the Payment Trigger Date, Licensee shall deliver to Licensor an amount equal to the sum of (x) all of the of the License Fees that would have been due and payable for the period commencing on the License Commencement Date through the day immediately preceding the Payment Trigger Date but for the Abatement provided for in the immediately preceding paragraph, and (y) commencing on the Payment Trigger Date through the expiration date of the Term, Licensee shall pay the full amount of the License Fee provided for above for each month during the Term. Notwithstanding the foregoing, if the Morehouse Lease terminates solely as a result of Morehouse Landlord’s failure to timely deliver the Initial Premises (as defined in the Morehouse Lease) as required under the Morehouse Lease (subject to Force Majeure, delays caused by Licensee and any default by Licensee, as “Tenant,” under the Morehouse Lease), then Licensee shall not be required to pay the retroactive Licensee Fee pursuant to sub-section (x) above as a result of such termination.

9. Operating Expenses. Commencing on the License Commencement Date, and continuing thereafter on the first day of each month of the Term, Licensee shall pay Licensor an amount equal to 1/12 of Licensee’s Share of Licensor’s written estimate of Operating Expenses for the Project for each calendar year during the Term. Licensee’s Share of Operating Expenses with respect to the Licensed Premises is 100%. The Building’s Share of Operating Expenses of Project is 28.01%. The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Licensor with respect to the Project, including but not limited to utilities, janitorial services for the common areas of the Project, taxes and insurance, capital repairs and improvements amortized over the useful life of such capital repairs and improvements (as reasonably determined by Licensor taking account all relevant factors including, without limitation, the 24x7 operation of the Building, and an administrative fee in the amount of $1,076.40 per month. Licensee will be responsible for obtaining and paying for its janitorial services for the Licensed Premises and for paying directly to the applicable utility provider separately metered utilities provided to Licensee or the Licensed Premises.

Within a reasonable period after the expiration or earlier termination of this Agreement, Licensor shall furnish to Licensee a statement (a “Reconciliation Statement”) showing in reasonable detail: (a) the total and Licensee’s share of actual Operating Expenses for the Term of the license, and (b) the total of Licensee’s payments in respect of Operating Expenses for the Term of this Agreement. If Licensee’s share of actual Operating Expenses exceeds Licensee’s payments of Operating Expenses, the excess shall be due and payable by Licensee within 10 business days after delivery of such Reconciliation Statement to Licensee. If Licensee’s payments of Operating Expenses exceed Licensee’s share of actual Operating Expenses, Licensor shall pay the excess to Licensee within 10 business days after delivery of such Reconciliation Statement to Licensee, except that after the expiration, or earlier termination of the Term, Licensor shall pay the excess to Licensee after deducting all other amounts due Licensor.

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Payments required to be made to Licensor pursuant to this Agreement shall be remitted to Licensor at the address set forth below (as the same may be changed from time to time by Licensor upon written notice from Licensor to Licensee):

Alexandria Real Estate Equities, Inc.

Dept LA 23447

Pasadena, CA 91185-3447

10. Utilities. Licensor shall provide, subject to the terms of this Section 10, water, electricity, HVAC, light, power, sewer, and other utilities (including gas and fire sprinklers to the extent the Building is plumbed for such services), and with respect to the common areas of the Project only, refuse and trash collection and janitorial services. No interruption or failure of utilities, from any cause whatsoever shall result in eviction or constructive eviction of Licensee, termination of this Agreement or the abatement of License Fees. Licensee will be responsible for paying for any separately metered utilities provided to Licensee and for obtaining and paying for its janitorial services for the Licensed Premises.

11. Parking. Subject to all matters of record, Force Majeure (as defined in Section 26), a taking and the exercise by Licensor of its rights hereunder, Licensee shall have the right at no additional cost to Licensee, in common with other tenants and occupants of the Project, to use 2.9 parking spaces per 1,000 rentable square feet of the Licensed Premises, which parking spaces shall be located in those areas designated for non-reserved parking, subject in each case to Licensor’s rules and regulations. Licensor may allocate parking spaces among Licensee and other tenants in the Project pro rata as described above if Licensor determines that such parking facilities are becoming crowded. Licensor shall not be responsible for enforcing Licensee’s parking rights against any third parties, including other tenants of the Project.

12. Maintenance. Licensor shall maintain, as part of Operating Expenses, all of the structural, exterior, parking and other common areas of the Project, and the Building systems reflected on Exhibit B as being allocated to Licensor, in good repair, reasonable wear and tear and uninsured losses and damages caused by Licensee or any Licensee Related Party excluded, in which case Licensee shall be responsible.

Subject to the terms of the immediately preceding paragraph, as of the License Commencement Date, the maintenance and repair obligations for the Licensed Premises shall be allocated between Licensor and Licensee as set forth on Exhibit B attached hereto. The maintenance obligations allocated to Licensee pursuant to Exhibit B (the “Licensee Maintenance Obligations”) shall be performed by Licensee at Licensee’s sole cost and expense. The Licensee Maintenance Obligations shall include the procurement and maintenance of contracts, in form and substance reasonably satisfactory to Licensor, with copies to Licensor upon Licensor’s written request, for and with contractors reasonably acceptable to Licensor specializing and experienced in the respective Licensee Maintenance Obligations. Notwithstanding anything to the contrary contained herein, the scope of work of any such contracts entered into by Licensee pursuant to this paragraph shall, at a minimum, comply with manufacturer’s recommended maintenance procedures for the optimal performance of the applicable equipment. Licensor shall, notwithstanding anything to the contrary contained in this Agreement, have no obligation to perform any Licensee Maintenance Obligations. The Licensee Maintenance Obligations shall not include the right or obligation on the part of Licensee to make any structural and/or capital repairs or improvements to the Project, and Licensor shall, during any period that Licensee is responsible for the Licensee Maintenance Obligations, continue to be responsible for capital repairs and replacements required to be made to the Project. If Licensee fails to maintain any portion of the Licensed Premises for which Licensee is responsible as part of the Licensee Maintenance Obligations in a manner reasonably acceptable to Licensor within the requirements of this Agreement, Licensor shall have the right, but not the obligation, to provide Licensee with written notice thereof and to assume the Licensee Maintenance Obligations if Licensee does not cure Licensee’s failure within 10 days after receipt of such notice in which case Licensee shall be required, within 10 days after demand from Licensor, to pay or reimburse Licensor, as the case may be, for all costs incurred or to be incurred by Licensor in connection with performing any Licensee Maintenance Obligations.

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13. Signage. Licensee shall not, without the prior written consent of Licensor, which may be granted or withheld in Licensor’s sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Licensor’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Licensed Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Licensed Premises. Licensee’s name and/or logo on the directory tablet shall be inscribed, painted or affixed for Licensee by Licensor at the sole cost and expense of Licensee, and shall be of a size, color and type acceptable to Licensor. Nothing may be placed on the exterior of corridor walls or corridor doors other than Licensor’s standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants/licensees.

Licensee shall have the exclusive right to display, at Licensee’s cost and expense, a Building-top sign bearing Licensee’s name and/or logo in a location on the Building designated by Licensor (the “Building Sign”). Notwithstanding the foregoing, Licensee acknowledges and agrees that Licensee’s signage on the Building Sign including, without limitation, the size, color and type, shall be subject to Licensor’s prior written approval, which shall not be unreasonably withheld, and shall be consistent with Licensor’s signage program at the Project and applicable Legal Requirements. Licensee shall be responsible, at Licensee’s sole cost and expense, for the design, permits, fabrication, installation, and maintenance of Licensee’s signage on the Building Sign; for the removal of Licensee’s signage on the Building Sign at the expiration or earlier termination of this Lease; and for the repair of all damage resulting from such removal.

14. Limitation on Licensor’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LICENSOR AND LICENSEE TO THE CONTRARY: (A) LICENSOR SHALL NOT BE LIABLE TO LICENSEE OR ANY OTHER PERSON FOR (AND LICENSEE AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: LICENSEE’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, PRODUCT, AND/OR BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE LICENSED PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LICENSOR FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE LICENSED PREMISES OR ARISING IN ANY WAY UNDER THIS AGREEMENT OR ANY OTHER AGREEMENT BETWEEN LICENSOR AND LICENSEE WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LICENSOR HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LICENSOR’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LICENSOR’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LICENSOR IN CONNECTION WITH THIS AGREEMENT NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LICENSOR OR ANY OF LICENSOR’S OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS. UNDER NO CIRCUMSTANCES SHALL LICENSOR OR ANY OF LICENSOR’S OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS BE LIABLE FOR INJURY TO LICENSEE’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

15. Assignment. Licensee may not assign or otherwise transfer all or any part of its interest in this Agreement or in the Licensed Premises.

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RIGHTS RESERVED. Confidential and Proprietary – Do Not

Copy or Distribute. Alexandria and the Alexandria Logo are

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16. Governing Jurisdiction. This Agreement shall be construed under and in accordance with the laws of the State of California.

17. Notice. Any notice required to be given under this Agreement may be personally delivered to a party, or may be sent by overnight courier service (e.g., Federal Express), or by facsimile transmission with a confirming copy sent by overnight courier service, to either party addressed as follows:

To Licensee:	Artiva Biotherapeutics, Inc.
4025 Sorrento Valley Road
San Diego, CA 92121
Attn: Lease Administrator

To Licensor:	c/o Alexandria Real Estate Equities, Inc.
26 North Euclid Avenue
Pasadena, CA 91101
Attn: Corporate Secretary
Re: 4025 Sorrento Valley Road

18. Estoppel Certificate. Licensee shall, within 10 business days of written notice from Licensor, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Agreement is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Agreement as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Licensor hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Agreement or the Licensed Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Licensed Premises are a part. Licensee’s failure to deliver such statement within such time shall, at the option of Licensor, constitute a default under this Agreement, and, in any event, shall be conclusive upon Licensee that this Agreement is in full force and effect and without modification except as may be represented by Licensor in any certificate prepared by Licensor and delivered to Licensee for execution.

19. Financial Information. Licensee shall furnish to Licensor with true and complete copies of (i) upon Licensor’s written request on an annual basis, Licensee’s most recent audited annual financial statements until available from Licensee’s auditing firm, (ii) upon Licensor’s written request on a quarterly basis, Licensee’s most recent unaudited quarterly financial statements; provided, however, that Licensee shall not be required to deliver to Licensor such quarterly financial statements for any particular quarter sooner that the date that is 90 days after the end of each of Licensee’s fiscal quarters during the Term, (iii) upon Licensor’s written request from time to time, corporate brochures and/or profiles prepared by Licensee for prospective investors, and (iv) upon Licensor’s written request from time to time, any other financial information or summaries that Licensee typically provides to its lenders or shareholders. Notwithstanding anything to the contrary contained in this Lease, Licensor’s written request for financial information pursuant to this Section 19 may delivered to Licensee via email. Notwithstanding the foregoing, Licensee shall not be required to provide such financial statements to Licensor if Licensee is subject to a quiet period prior to a public offering, as required by applicable U.S. securities laws or regulations. So long as Licensee is a “public company” and its financial information is publicly available, then the foregoing delivery requirements of this Section 19 shall not apply.

Licensor agrees to hold the financial statements and other financial information provided under this section in confidence using at least the same degree of care that Licensor uses to protect its own confidential information of a similar nature; provided, however, that Licensor may disclose such information to Licensor’s auditors, attorneys, consultants, lenders, affiliates, prospective purchasers and

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investors and other third parties as reasonably required in the ordinary course of Licensor’s operations, provided that Licensor shall deliver written notice to such parties requiring them to treat the information as confidential. The obligations of confidentiality hereunder shall not apply to information that was in the public domain at the time it was disclosed to Licensor, entered into the public domain subsequent to the time it was disclosed to Licensor through no fault of Licensor, or was disclosed by Licensee to a third party without any confidentiality restrictions. In addition, Licensor may disclose such information without violating this section to the extent that disclosure is reasonably necessary (x) for Licensor to enforce its rights or defend itself under this Lease; (y) for required submissions to any state or federal regulatory body; or (z) for compliance with a valid order of a court or other governmental body having jurisdiction, or any law, statute, or regulation, provided that, other than in an emergency, before disclosing such information, Licensor shall give Licensee prior notice of the same promptly upon becoming aware of the need for disclosure but in no event less than 10 business days prior to such disclosure, in order to allow Licensee to obtain a protective order or such other judicial relief.

20. OFAC. Licensee, and all beneficial owners of Licensee, are currently (a) in compliance with and shall at all times during the Term of this Agreement remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Agreement be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

21. Miscellaneous. Any modification of this Agreement must be in writing signed by both Licensor and Licensee. If any provision of this Agreement is made unenforceable, such shall not affect the enforceability of any other provision. If any action is brought by either party against the other, the prevailing party shall be entitled to recover reasonable attorney’s fees. This Agreement shall be binding on and inure to the benefit of the successors and permitted assigns of the respective parties. If any clause or provision of this Agreement is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby.

22. Brokers. Licensor and Licensee each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Hughes Marino, Cushman & Wakefield and CBRE. Licensor and Licensee each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Hughes Marino, Cushman & Wakefield and CBRE, claiming a commission or other form of compensation by virtue of having dealt with Licensee or Licensor, as applicable, with regard to transaction contemplated by this Agreement.

23. Rules and Regulations. Licensee shall, at all times during the Term, comply with all reasonable rules and regulations at any time or from time to time established by Licensor covering use of the Licensed Premises and the Project. If there is any conflict between said rules and regulations and other provisions of this Agreement, the terms and provisions of this Agreement shall control. Licensor shall not have any liability or obligation for the breach of any rules or regulations by other tenants or other licensees at the Project and shall not enforce such rules and regulations in a discriminatory manner.

24. California Accessibility Disclosure. For purposes of Section 1938(a) of the California Civil Code, Licensor hereby discloses to Licensee, and Licensee hereby acknowledges, that the Project has not undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not

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require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of and in connection with such notice: (i) Licensee, having read such notice and understanding Licensee’s right to request and obtain a CASp inspection, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Licensed Premises, Building and/or Project to the extent permitted by Legal Requirements; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to Legal Requirements, then Licensor and Licensee hereby agree as follows (which constitute the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) Licensee shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Licensee to Licensor; (B) any CASp inspection timely requested by Licensee shall be conducted (1) at a time mutually agreed to by Licensor and Licensee, (2) in a professional manner by a CASp designated by Licensor and without any testing that would damage the Licensed Premises, Building or Project in any way, and (3) at Licensee’s sole cost and expense, including, without limitation, Licensee’s payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the “CASp Reports”) and all other costs and expenses in connection therewith; (C) the CASp Reports shall be delivered by the CASp simultaneously to Licensor and Licensee; (D) Licensee, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Licensed Premises to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection; and (E) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and Project located outside the Licensed Premises that are Licensor’s obligation to repair as set forth in the Lease, then Licensor shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by Legal Requirements to correct such violations, and Licensee shall reimburse Licensor for the cost of such improvements, alterations, modifications and/or repairs within 10 business days after Licensee’s receipt of an invoice therefor from Licensor.

25. Counterparts. This Agreement may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Agreement and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

26. Force Majeure. Except for the payment of License Fees, Operating Expenses and any other amounts due hereunder, neither Licensor nor Licensee shall be responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, sinkholes or subsidence, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, local, regional or national epidemic or pandemic, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond their reasonable control (“Force Majeure”).

27. Holding Over. Notwithstanding anything to the contrary contained herein, if Licensee remains in possession of the Licensed Premises after the expiration or earlier termination of the Term

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without the express written consent of Licensor, (a) Licensee shall become a tenant at sufferance upon the terms of this Agreement except that (i) for the first 30 days of such holdover, the monthly rental shall be equal to $53,820.00 per month plus Operating Expenses, and (ii) thereafter, the monthly rental shall be equal to $71,760.00 per month plus Operating Expenses, and (b) Licensee shall be responsible for all damages suffered by Licensor resulting from or occasioned by Licensee’s holding over, including consequential damages.

[Signatures are on the next page]

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IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first written above.

LICENSEE:

ARTIVA BIOTHERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Fred Aslan
Its:	CEO

☒ I hereby certify that the signature, name, and title above are my signature, name and title.

LICENSOR:

ARE-SD REGION NO. 37, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

		By:	/s/ Gary Dean
		Its:	Executive Vice President – Real Estate Legal Affairs

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EXHIBIT A

Licensed Premises

A
B
C
5
4
3
2
1
SALVAGED FUME HOODS FROM TOWNE CENTRE DRIVE
SNORKEL, TYP. OF 4
NEW 6'-0" FUMEHOOD, TYP. OF 3
(x1) EXISTING 6'-0" FUMEHOOD TO REMAIN
6' MIN
102 A CONFERENCE
100 A LOBBY
100A REC.
MAIL/COPY 101
103 A CEO
105 A
EX. ASSIST.
107 A VP
LAB SUPPORT
STORAGE/SUPPORT
106
OFFICE 108 A
109 A OFFICE
117 F
LABORATORY
LAB SUPPORT (POSSIBLE TISSUE CULTURE)
121 A OFFICE
122 C GLASSWASH
123 D WOMEN'S
124 D MEN'S
VEST.
VEST.
FS
106A A
OPEN OFFICE
106C A
115 A OFFICE
116 A OFFICE
ELECTRICAL (E) SHIPPING/RECEIVING
FLEX SPACE
111 F
106B
LUNCH/BREAK ROOM
110 F
MECHANICAL
(E) PHONE

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EXHIBIT B

Licensee Maintenance Obligations

Multi-Tenant Maintenance Responsibilities

4025 Sorrento Valley Boulevard

Artiva

Maintenance Responsibilities: Multi-Tenant	Artiva	ARE
Utilities
Water - domestic		✓
Water - irrigation		✓
Gas - tenant premises	✓
Gas - common area		✓
Electric - tenant premises	✓
Electric - common area		✓
Exterior / Site
Landscaping		✓
Pest control - exterior		✓
Parking lot sweeping		✓
Project security (nightly rounds)		✓
Parking lot lighting		✓
Exterior monument and footpath lighting		✓
Landscape irrigation		✓
Exterior window washing		✓
Roof inspections		✓
Domestic backflow preventer certification - Industrial / Domestic		✓
Domestic backflow preventer certification - Fire		✓
Building Interior and Systems
Cold rooms (if applicable)	✓
Autoclaves (if applicable)	✓
Glassware washers	✓
RO/DI laboratory water systems	✓
Air compressors	✓
Vacuum pumps	✓
Laboratory gas distribution systems	✓
Emergency eyewash and shower stations	✓
Internal UPS units (if applicable)	✓
Fire extinguisher inspection / certification - common area		N/A
Fire extinguisher inspection / certification - tenant premises	✓
Fire sprinkler system		✓
Fire alarm system (and phone lines)		✓
Building HVAC equipment		✓
Smoke fire dampers		✓
Security alarm - tenant premises (if applicable)	✓
Security cameras - common area (if applicable)		✓
Security cameras - tenant premises (if applicable)	✓
Access controls - common area		N/A
Access controls - tenant premises	✓
Janitorial - common area		✓
Janitorial - tenant premises	✓
I/R Testing of electrical systems		✓
Emergency generator (if applicable)	✓
Building Management Systems (BMS)		✓
Environmental monitoring	✓
Trash/Recycling Removal		✓

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